Exhibit 99.2

The expenses to be incurred by the Partnership relating to the registration and offering of up to 12,650,000 7.00% Series A Preferred Units representing limited partnership interests in the Partnership (including 1,650,000 7.00% Series A Preferred Units that may be issued pursuant to the exercise of the underwriters’ option to purchase 1,650,000 additional 7.00% Series A Preferred Units) pursuant to a Registration Statement on Form S-3 (File No. 333-211239) filed with the Securities and Exchange Commission on May 9, 2016 and the related prospectus supplement dated June 1, 2016 are estimated to be as follows:

SEC registration fee	$31,847
NYSE listing fee	40,000
FINRA filing fee	48,000
Accounting fees and expenses	110,000
Legal fees and expenses	700,000
Printing and engraving fees and expenses	49,000
Transfer agent fees and expenses	5,000
Rating agency fees and expenses	350,000
Blue Sky fees and expenses	—
Miscellaneous fees and expenses	16,153
Total	1,350,000